                                                                  Exhibit 23.6


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference of our report dated February 2, 1996, with respect to the consolidated financial statements of Ideon Group, Inc. which appears in the Current Report on Form 8-K of Cendant Corporation filed with the Securities and Exchange Commission on or about January 28, 1998 in the following registration statements.

Form S-3s
---------

33-63237, 33-95126, 333-11035, 333-13537, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707 and 333-35709.

Form S-8s
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33-26875    CUC International Inc. 1987 Stock Option Plan
33-75682    CUC International Inc. 1987 Stock Option Plan as amended
33-93322    CUC International Inc. 1987 Stock Option Plan as amended
33-41823    CUC International Inc. 1990 Directors Stock Option Plan
33-48175    Entertainment Publications Inc. 1988 Non-Qualified Stock Option
             Plan
33-58896    CUC International Inc. 1992 Bonus and Salary Replacement Stock
             Option Plan
33-91656    CUC International Inc. 1992 Bonus and Salary Replacement Stock
             Option Plan as amended
333-03241   CUC International Inc. 1992 Bonus and Salary Replacement Stock
             Option Plan as amended
33-74068    CUC International Inc. 1992 Directors Stock Option Plan
33-74066    CUC International Inc. 1992 Employee Stock Option Plan
33-91658    CUC International Inc. 1992 Employee Stock Option Plan as amended
333-00475   CUC International Inc. 1992 Employee Stock Option Plan as amended
333-03237   CUC International Inc. 1992 Employee Stock Option Plan as amended
33-75684    CUC International Inc. 1994 Employee Stock Purchase Plan
33-80834    CUC International Inc. Savings Incentive Plan
33-93372    CUC International Inc. 1994 Directors Stock Option Plan
333-09633   Sierra On-Line, Inc. 1987 Stock Option Plan
333-09637   Sierra On-Line, Inc. 1995 Stock Option and Award Plan
333-09655   Papyrus Design Group Inc. 1992 Stock Option Plan
333-22003   Knowledge Adventure 1993 Stock Option Plan
333-30649   CUC International Inc. 1997 Stock Option Plan; CUC International
             Inc. 1992 Employee Stock Option Plan; CUC International Inc. 1992
             Bonus and Salary Replacement Stock Option Plan
             and the Davidson non-plan individual option agreements
333-42503   CUC International Inc. 1997 Stock Incentive Plan
333-42549   HFS Incorporated Employee Savings Plan and PHH Corporation Amended
             and Restated Employee Investment Plan
333-34517-2 HFS Incorporated 1992 Incentive Stock Option Plan and HFS
             Incorporated Amended and Restated 1993 Stock Option Plan



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP
Tampa, Florida
January 28, 1998